EXCHANGE AGREEMENT

THIS AGREEMENT is made the 17th day of May, 1999.

B E T W E E N:

         ELILILCO LTD.,
         a corporation incorporated under the laws of the Province of Ontario (herein called the "Vendor")

         - and -


         DAVID AROSH,
         of the City of Thornhill, of the Province of Ontario
         (herein called "David Arosh")

         - and -

         MARGARET AROSH,
         of the City of Thornhill, of the Province of Ontario
         (herein called "Margaret Arosh")

         - and -

         INTERNATIONAL MENU SOLUTIONS INC.,
         a corporation incorporated under the laws of the Province of Ontario (herein called the "Purchaser")

         -and-

         INTERNATIONAL MENU SOLUTIONS CORPORATION
         A corporation incorporated under the laws of the State of Nevada (herein called "IMSC")

RECITALS:

A. The Vendor is the beneficial and registered owner of 36 common shares (herein called the "Purchased Shares") of Norbakco Ltd. (herein called the "Corporation");

B. The Vendor wishes to sell and the Purchaser wishes to purchase the Purchased Shares;

C. The Vendor and the Purchaser wish to make an election under subsection 85(1) of the Income Tax Act (Canada) (the "Tax Act") in respect of the Purchased Shares.


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                                                                          Page 2

     NOW THEREFORE in consideration of the mutual covenants and agreements contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Purchase and Sale. The Vendor agrees to sell and the Purchaser agrees to purchase all of the Vendor's right, title and interest in and to the Purchased Shares on the terms and conditions contained herein.

2. Purchase Price. The purchase price of the Purchased Shares shall be equal to the fair market value of the Purchased Shares at the date hereof (the "Fair Market Value"), which Fair Market Value is set out in the attached Schedule A (the "Purchase Price"). The Purchase Price shall be satisfied by the allotment and issuance by the Purchaser to the Vendor of 25,000 Class X shares in the capital stock of the Purchaser (the "Share Amount").

3. Election. The parties agree to co-operate in good faith with each other and their respective legal advisors, accountants and other representatives in connection with any steps required to be taken in connection with this Agreement, including, without limitation, in connection with any filing necessary pursuant to the Tax Act (including without limitation, joint elections pursuant to Section 85(1) thereof in respect of the Share Amount received by the Vendor).

4. Vendor's Representations and Warranties. The Vendor represents and warrants to the Purchaser that:

     (a) the Vendor has been duly incorporated and organized and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and capacity to own or lease its property, to carry on its business as now being conducted by it, to enter this Agreement and perform its obligations hereunder. The Vendor is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of the business or the property and assets owned or leased by it make such qualification or licensing necessary;

     (b) the execution and delivery of this Agreement by the Vendor and the consummation of the transactions provided for herein will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendor under:

          (i) any contract to which the Vendor is a party or by which it is bound;

          (ii) any  provision  of  the   constating   documents  or  by-laws  or
               resolutions of the board of directors (or any committee thereof) or shareholders of the Vendor;

         (iii) any judgement, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Vendor;


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                                                                          Page 3

          (iv) any license, permit, approval, consent or other authorization held by the Vendor; or

          (v)  any applicable, law, statute, ordinance, regulation or rule;

     (c) this Agreement has been duly authorized, executed and delivered by the Vendor and is a legal, valid and binding obligation of, and enforceable against the Vendor by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the enforcement of rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction;

     (d) there is no requirement for the Vendor to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement. There is no requirement under any Contract to which the Vendor is a party or by which it is bound to give any notice to, or to obtain the consent or approval of any party to such contract relating to the consummation of the transactions contemplated by this Agreement;

     (e) the Vendor beneficially owns the Purchased Shares free and clear of all charges, security interests, pledges, demands and other encumbrances and has the exclusive right and full power to sell, assign and transfer the Purchased Shares to the Purchaser;

     (f) no person, firm or corporation has any agreement, option or any right capable of becoming an agreement or option for the acquisition from the Vendor of any of the Purchased Shares; and

     (g) the Vendor is not a non-resident of Canada within the meaning of the Tax Act.

5. Purchaser's Representations and Warranties. The Purchaser represents and warrants to the Vendor as follows:

     (a) the Purchaser is duly incorporated and validly subsisting under the laws of the Province of Ontario;

     (b) the Purchaser has been duly authorized to enter into the transaction herein;

     (c) the Class X shares to be issued by the Purchaser to the Vendor pursuant to this agreement have been duly authorized; and

     (d) the issuance of the Class X shares to the Vendor pursuant to this agreement will not result in the breach of any instrument, agreement or licence to which the Purchaser


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                                                                          Page 4

          is a party or by which it is bound or of any shareholder agreement.

6. IMSC's Representations and Warranties. IMSC represents and warrants to the Vendor as follows:

     (a) IMSC is duly incorporated and validly subsisting under the laws of the State of Nevada;

     (b)  IMSC has been duly authorized to enter into the transaction herein;

     (c) the Class N shares to be issued by IMSC to the Vendor pursuant to this Agreement have been duly authorized;

     (d) the issuance of the Class N shares to the Vendor pursuant to this agreement will not result in the breach of any instrument, agreement or licence to which the Purchaser is a party or by which it is bound or of any shareholder agreement;

     (e) the execution and delivery of this agreement by IMSC, the issue of the Class N Shares and the issue of the common shares (the "Common Shares") upon the exchange of the Class X Shares of IMSI and/or the Class N Shares of IMSC have been duly authorized by all necessary corporate action by IMSC, and IMSC has all requisite corporate power and authority to enter into this agreement and to issue the Class N Shares; and

     (f) IMSC is in good standing under the Securities Act of 1933, as amended (United States of America) (the "Act") and will use its best efforts to maintain such status for the purposes of the Act.

7.   Completion  of  the   Transaction.   This  agreement   shall  be  completed
contemporaneously with the execution hereof at which time the following shall occur:

     (a) the Vendor shall execute and deliver to the Purchaser all such documents, certificates and instruments and do all such other acts and things as the Purchaser may consider necessary or desirable, acting reasonably, to effectively transfer and assign the Purchased Shares to the Purchaser and to deliver possession thereof to the Purchaser;

     (b) the Purchaser shall issue to the Vendor 25,000 Class X shares in the capital stock of the Purchaser;

     (c) the Corporation and the Vendor will sign a services agreement to confirm in writing the arrangements for the services of Margaret Arosh to be provided to the Corporation by the Vendor;

     (d) the Corporation and David Arosh shall enter into an employment agreement with respect to the David Arosh's employment with the Corporation;


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                                                                          Page 5

     (e) the Vendor shall have the option to acquire for the aggregate amount of $1.00, 25,000 Class N shares in the capital stock of International Menu Solutions Corporation (herein called "IMSC"), which shares are voting non-equity shares;

     (f) the Purchaser shall deliver an undertaking and indemnity to Margaret Arosh and to David Arosh, undertaking to have their guarantees at the Bank of Nova Scotia released;

     (g) the Corporation and Margaret shall enter into an employment option agreement;

     (h) the Vendor shall enter into an agreement to terminate the shareholders agreement among the shareholders of Norbakco;

     (i) the Vendor shall deliver to the Purchaser a declaration of loss with respect to the loss of the minute book of the Corporation and the share certificate issued to the Vendor;

     (j)  David and IMSC shall enter into a stock option agreement; and

     (k)  Margaret and IMSC shall enter into a stock option agreement.


So long as the option for the Class N shares has not been exercised, one Class X share in the capital stock of the Purchaser may be exchanged for one common share of IMSC. In the event that the Vendor exercises the option to acquire the 25,000 Class N shares as provided above, then thereafter, one Class X share together with one Class N share may be exchanged for one common share in the capital stock of IMSC.

8. Survival of Representations and Warranties. The representations, warranties and covenants contained in this agreement shall survive the completion of the transaction contemplated hereby and, notwithstanding such completion, shall continue in full force and effect from and after the date hereof.

9. First Right of Refusal. In the event that the Vendor wishes to sell the Class X shares acquired by the Vendor pursuant to this Agreement (or any shares acquired upon an exchange of such shares), the Vendor shall first advise the President of the Purchaser by notice in writing and will sell such shares to the Purchaser if the Purchaser wishes to purchase such shares. If the Purchaser does not accept the Vendor's offer to sell the shares that the Vendor is offering for sale within three (3) business days of receipt of written notice given by the Vendor to the Purchaser, then the Vendor shall have the right to sell such shares, at or above the average closing price for the common shares of IMSC for the twenty (20) trading days prior to the date on which the Vendor gave notice to the Purchaser, during the 90 day period following the last day of the said three (3) business day period. In the event that the Vendor wishes to sell such shares at a lesser price than originally offered to the Purchaser, the first right of refusal shall again apply.


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                                                                          Page 6

10. (a). Put Option. In the event that the services agreement for the supply of the services of Margaret Arosh is terminated for whatever reason and neither David Arosh or Margaret Arosh are employees of the Corporation or an affiliate of the Corporation, then during the fifteen day period following the date on which David Arosh or Margaret Arosh was an employee or provided services to the Corporation, the Vendor shall have the right to have the Purchaser purchase the Class X shares (and the Class N shares) at a price per Class X share equal to the average trading price for the common shares of IMSC for the twenty trading days prior to the date on which the Vendor gives notice to the Purchaser pursuant to this paragraph with the aggregate amount to be paid by the Purchaser shall be such average price multiplied by the number of Class X shares. The obligation of the Purchaser is subject to the Purchaser being compliant with all applicable laws, rules, regulations and administrative authorities in making such purchase.

(b)  Second Put Option. In the event that:

     (a) after January 1, 2000 the Vendor wishes to sell any of the Class X shares and, upon conversion of the Class X shares (including the surrender of an equal number of Class N shares) for Common shares of IMSC, the Vendor is not entitled to sell the Common shares received upon the exchange save as provided in Section 144 of the Securities Act of 1933 (the "1933 Act"), and

     (b) IMSC has not qualified Common shares so that freely tradeable Common shares could be made immediately available to the Vendor upon an exchange of Class X shares for such Common shares during the 90 day period following the Vendor giving to the Purchaser written notice of a request to sell all or part of the Class X shares, the Vendor shall have the right to have the Purchaser purchase the Class X shares (including the Class N shares) at a price per Class X shares equal to the average closing trading price for the Common shares of IMSC for the twenty trading days prior to the date on which the Vendor gives notice to the Purchaser pursuant to this paragraph with the aggregate amount to be paid by the Purchaser shall be such average price multiplied by the number of Class X shares. The obligation of the Purchaser is subject to the Purchaser being compliant with all applicable laws, rules, regulations and administrative authorities in making such purchase. The Vendor shall not sell any of such shares in numbers less than 5,000 shares unless such lesser number is the remaining balance of the shares held by the Vendor.

     (c) Closing Procedure. In the event that a purchase and sale is to occur pursuant to any of Sections 9, 10 (a) or 10(b), then such closing shall occur on the tenth (10th) business day (herein called the "Closing Date") following the date that the sale and purchase arrangement is confirmed and on the Closing Date the Vendor shall deliver to the Purchaser the appropriate share certificate for the shares to be sold by the Vendor to the Purchaser together with such other draw down certificates with respect to such shares as the Purchaser acting reasonably may request, and the Purchaser shall delvier to the Vendor a certified cheque or bank draft for the purchase price for such shares.


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11. Thornhill Bakery Ltd. Obligation.  The Corporation  commenced its operations by acquiring the assets of Thornhill Bakery Ltd. ("Thornhill") and in connection therewith assumed certain limited personal obligations of Margaret Arosh and David Arosh. The Purchaser has been advised of an obligation to Revenue Canada for approximately Cdn $11,500.00 arising from directors liability payments not made to Revenue Canada by Thornhill. For the sum of Ten Dollars now paid by each of David Arosh and Margaret Arosh to the Purchaser and for other good and valuable consideration the receipt of which is hereby acknowledged by the Purchaser, the Purchaser agrees to indemnify and hold Margaret Arosh and David Arosh harmless with respect to payments required to be made to Revenue Canada and other governmental authorities arising from Margaret Arosh and David Arosh having been directors of Thornhill and the failure to make the appropriate remittances for Thornhill.

12. Further Assurances. Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereby may reasonably require from time to time for the purpose of giving effect to this agreement and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this agreement.

13.  Enurement.  This  agreement  shall be binding  upon and shall  enure to the
benefit  of  the  parties  hereto  and  their   respective   heirs,   executors,
administrators, successors and permitted assigns.

14. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

15. Counterparts. This agreement may be executed by facsimile and in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

16. Survival of Covenants. Those covenants contained herein which are by their nature intended to survive the completion of the share exchange shall continue following the closing of such exchange.

17. Legal Advice. The Vendor hereby represents and warrants to the Purchaser and acknowledges and agrees that it had the opportunity to seek and was not prevented nor discouraged by the Purchaser from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that it did not avail itself of that opportunity prior to signing this Agreement, it did so voluntarily without any undue pressure and agrees that its failure to obtain independent legal advice shall not be used by it as a defence to the enforcement of its obligations under this Agreement.


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                                                                          Page 8


     IN WITNESS WHEREOF the parties hereto have executed this agreement.

                                        ELILILCO LTD.


                                        Per: /s/ Margaret Arosh
                                             ------------------------

                                        Title:  Sales Manager
                                                ---------------------
                                        /s/ David Arosh
--------------------------------        -----------------------------
         Witness                        David Arosh

                                        /s/ Margaret Arosh
--------------------------------        -----------------------------
         Witness                        Margaret Arosh

                                        INTERNATIONAL MENU SOLUTIONS INC.

                                        Per:  /s/ Michael Steele
                                              -----------------------------
                                              Michael A. Steele, President

                                        INTERNATIONAL MENU SOLUTIONS CORPORATION

                                        Per:  /s/ Michael Steele
                                              -----------------------------
                                              Michael A. Steele, President



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                                                                          Page 9


                                   SCHEDULE A
                                Fair Market Value

o    $43,750.00 CDN